Exhibit 4.1

THE BOC GROUP plc

Directors’ service contracts and letters of appointment.

Party	Date of contract/letter

John Bevan, chief executive, Process Gas Solutions	5 December 2002*

Andrew Bonfield, non-executive director	20 May 2003*

Guy Dawson, non-executive director	23 February 2004**

Alan Ferguson, group finance director	5 May 2005, as amended 15 November 2005

Anthony Eric Isaac, chief executive	19 November 2002*, as amended 1 June 2004**

Rob Margetts, chairman	14 January 2005

Kent Masters, chief executive, Industrial and Special Products	11 March 2005

Rebecca McDonald, non-executive director	20 June 2005

Matthew Miau, non-executive director	23 January 2005

Christopher O’Donnell, non-executive director	11 May 2004**

Krishnamurthy Rajagopal, chief executive, BOC Edwards	1 May 1999, as amended 22 November 2002*

Anne Quinn, non-executive director	13 April 2004**

* Incorporated by reference to our annual report on Form 20-F (No. 0-10906) for the year ended September 30, 2003 filed with the Commission on December 10, 2003.
** Incorporated by reference to our annual report on Form 20-F (No. 0-10906) for the year ended September 30, 2004 filed with the Commission on December 6, 2004.

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15th November, 2005

Strictly Addressee Only

Dear Alan,

Following our recent discussions, I am pleased that we have reached agreement over your pension provision. To give effect to this we are issuing a revised Employment Contract. For completeness, we have also set out in this letter the provisions that were included in your original offer letter, some of which are not contained within the Employment Contract. For the avoidance of doubt this letter together with the Employment Contract dated 15 November 2005 replaces all previous letters and contracts issued to you by BOC.

Your position is that of Group Finance Director, reporting to me. This is an executive level role and you are a member of the Board of The BOC Group plc and BOC’s Executive Management Board (EMB). You are based at our offices in Windlesham and your start date was 15 September 2005.

You are employed under the provisions of this letter and the enclosed Employment Contract with effect from your start date. Your annual salary will be £430,000 per annum and will next be reviewed on 1 January 2006.

You will be eligible to participate in the Group Variable Compensation Plan (VCP), which provides the opportunity to earn up to 160% of your base salary for the achievement of stretching business and personal performance objectives. One third of your VCP will be deferred into the Share Matching Plan (details of this scheme have already been sent to you).

In respect of your pension arrangements, you have decided not to participate in the BOC Retirement Savings Plan, but payments in respect of pension are set out in Clause (8) of your employment contract.

Although you have decided not to participate in the BOC Retirement Plan, you will nevertheless be covered for lump-sum death-in-service benefit. This Plan is currently insured externally and the premiums paid by the Company count as a benefit-in-kind for tax purposes. However any benefit which becomes payable is then not subject to tax.

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The Company operates a Long Term Incentive Plan and you will be eligible to participate in any awards under these arrangements at the discretion of the Board. Long Term Incentive awards are normally considered in November of each year. At the last grant, executive main board members received face value of shares equivalent to 150% of salary under the plan. You will receive an equivalent grant in November 2005. You have already received the rules of our LTIP plan.

I am pleased to confirm the following arrangements that were proposed to assist your recruitment to BOC.

You have received a special award of shares under the LTIP based on 200% of your base salary upon joining the Group in September. This award is subject to the performance conditions as determined for the Group LTIP award made in November 2004. The award will vest in November 2007 and you will receive a distribution of shares equivalent of up to two-thirds of the grant, subject to the achievement of performance conditions.

Upon commencing employment with the Group you received a special grant of restricted shares in The BOC Group plc, to the value of £550,000. Two thirds of this award will vest in March 2006. The remaining shares will vest in March 2007.

You will remain eligible for the special award of shares (the LTIP) and the special grant of restricted shares in the event that the company terminates your employment for any reason other than summary dismissal within the terms of Clause 17 of the Employment Contract.

The position carries with it the provision of a car allowance under the myCar@BOC scheme. Under this scheme cars are owned by employees. This removes the taxation that is associated with company cars. This has been confirmed by the Inland Revenue under current legislation.

You will receive a gross car allowance of £1,340 per month. BOC may vary its car scheme and the level of the monthly allowance, and such variations may include a change to the way that the car benefit is provided.

You may decide to opt out of the scheme by simply taking the car allowance as a cash payment and not ordering a car under the BOC facilitated scheme.

You have already received a CD-rom that includes the myCar@BOC policy, Business mileage policy, guide to on-line ordering, budget calculator and car list.

You and your family will become eligible for free cover under the private medical insurance scheme run by PPP, details of which have already been sent to you.

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This letter forms part of your overall contract and clause 24 of the contract should be read accordingly.

Please indicate your acceptance this offer by signing and returning one copy of this letter and one copy of the Employment Contract to me.

Yours sincerely

/s/ A E Isaac
A E Isaac
Chief Executive

I confirm that I have read and understood this letter and I accept the terms and conditions contained in this letter and in the attached Employment Contract dated 15 November 2005.

Signed	/s/ A M Ferguson
A M Ferguson

Dated	15/11/05

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DATED 5 May 2005

Amended 15 November 2005

THE BOC GROUP PLC

AND

EMPLOYMENT CONTRACT

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EMPLOYMENT CONTRACT

SECTION 1

THE KEY TERMS
(to be read in conjunction with Section 2 and Schedule 1)

The terms and conditions contained in this Section 1, together with those contained in Section 2 and Schedule 1, outline the main terms and conditions of your employment and contain the particulars required by the Employment Rights Act 1996.

Employer:	The BOC Group plc, a company incorporated under the laws of England and Wales with registered number 22096 and with registered office Chertsey Road, Windlesham, Surrey GU20 6HJ (where we refer to The BOC Group plc in this contract we will use the “Company”, “we”, “us” or “our”).

Employee:	(where we refer to you as the employee we will use “you” or “your”).

Job Title: (Clause 1)	Group Finance Director, or such other title as we may from time to time reasonably assign to you.

Effective Date: (Clause 1)	To be confirmed, but no later than the 30th September 2005

Start Date of Continuous Employment: (Clause 1)	To be confirmed, but no later than the 30th September 2005

Normal place of work: (Clause 1)	The Company’s offices in Windlesham, Surrey, UK or at such other location as we may from time to time require.

Normal hours of work: (Clause 1)	37.5 per week

Line Manager: (Clause 2)	Mr A E Isaac, Chief Executive

Base Salary: (Clause 4)	£430,000 per annum

Share Schemes: (Clause 6)	You will be eligible to participate in the BOC Long Term Incentive Plan and the BOC Share Matching Plan and any other applicable share or share incentive schemes from time to time in place in accordance with the rules of such schemes.

Pension: (Clause 8)	You have decided not to participate in the BOC Retirement Savings Plan, but payments in respect of pension are set out in Clause 8

Holiday: (Clause 10)	25 days per calendar year.

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Notice Period: (Clause 14)	When given by the Company: 12 months. When given by you: 6 months.

Normal Retirement Age: (Clause 18)	60 years

Additional company policies and procedures from time to time are set out and available to you on our Intranet site. The policies and procedures do not form part of your contract of employment. However, you are expected to comply with such policies and procedures to the extent that they apply to you.

If there is any conflict between this Agreement and any policy or procedure, this Agreement will take priority.

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SECTION 2

PART A

DEFINITIONS

In this Section 2:

•	“Board” means our board of directors from time to time;

•	“Business” means our business or businesses or those of any company in the Group in or with which you have been involved or concerned at any time during the period of 12 months prior to the Restriction Date;

•	“Company Works” means all Works authored, originated, conceived, written or made by you alone or with others (except only those Works which are authored, originated, conceived, written or made by you wholly outside the course of your employment);

•	“directly or indirectly” means you acting either alone or jointly with or on behalf of any other person, firm or company, whether as principal, partner, manager, executive, employee, contractor, director, consultant, investor or otherwise;

•	“Group” means the Company and any company which is from time to time an associated company of the Company. In this definition “associated company” means any subsidiary or a holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company, and “subsidiary” and “holding company” have the same meanings as in section 736 of the Companies Act 1985;

•	“Intellectual Property Rights” means any and all patents, trade marks, signs and services marks, rights in designs, trade or business names or signs, copyrights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may exist anywhere in the world;

•	“Key Personnel” means any person who is at the Restriction Date, or was at any time during the period of 12 months prior to the Restriction Date, employed or engaged in the Business in an executive capacity and with whom you had material contact during that time;

•	“Prospective Customer” means any person, firm or company who has been engaged in negotiations, with which you have been personally involved, with us or a company in the Group with a view to purchasing goods and services from us or any company in the Group in the period of 12 months prior to the Restriction Date;

•	“Relevant Customer” means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a customer or client of ours or any company in the Group, with whom or which you dealt directly or for whom or which you were responsible on behalf of us or any company in the Group at any time during that period;

•	“Relevant Goods or Services” means any goods or services competitive with those supplied by us or by any company in the Group in our, or in its, capacity as a gases business, at any time during the 12 months prior to the Restriction Date in the supply of which you were involved or concerned at any time during that period;

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•	“Relevant Period” means:

(i)	for the purposes of Clause 20.1, the period of 6 months from the Restriction Date; and

(ii)	for the purposes of Clauses 20.2 and 20.3, the period of 12 months from the Restriction Date;

•	“Relevant Supplier” means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to us or any company in the Group and with whom or which you had personal dealings during your employment other than in a minimal way;

•	“Restriction Date” means the earlier of the Termination Date and the start of any period of Garden Leave;

•	“Termination Date” means the date on which your employment terminates; and

•	“Works” means all works, designs, innovations, inventions, improvements, processes, get-up, trade marks and trade names.

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PART B

MAIN NON-MONETARY TERMS

1.	Job Title, normal hours of work, normal place of work and start of employment

Your Job Title is specified in the Key Terms.

Your normal working hours are specified in the Key Terms. However, you are required to work such additional hours as are reasonably necessary for the proper performance of your duties. You will not be paid for any hours worked in excess of your normal working hours.

Your normal place of work is specified in the Key Terms. You will travel to such places inside or outside the United Kingdom as we may from time to time reasonably require, but you will not be obliged to reside or work outside the United Kingdom for a continuous period in excess of one month.

The nature of your work is such that your working time cannot be measured or predetermined by us or can be determined by you. As such, the limit to working time of 48 hours per week on average will not apply to you.

Your employment under the terms of this Agreement begins or began on the Effective Date set out in the Key Terms.

Your Start Date of Continuous Employment is set out in the Key Terms.

2.	Duties

Your role, powers and duties will be those which the Board may from time to time properly assign to you, and you will report to the Line Manager specified in the Key Terms. You may be required to carry out additional duties or alternative, comparable roles either for us or the Group and either on a temporary or a permanent basis without additional remuneration.

During your employment you will:

(a)	faithfully and diligently and to the best of your ability exercise such powers and perform such duties as the Board may require, and comply with all limitations, rules and regulations the Board may notify to you;

(b)	at all times endeavour to promote the interests and reputation of the Group;

(c)	subject to any consent given by us under Clause 3 below, devote the whole of your time, attention and ability to your duties; and

(d)	at all times keep us fully informed (in writing if so requested) of your conduct of our business or affairs and provide such explanations as we may require.

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3.	Other interests

During your employment you will not, without first obtaining our written consent (and we will not unreasonably withhold our consent):

(a)	undertake any other business or occupation; or

(b)	become a director, employee or agent of any other company or firm or person; or

(c)	hold a direct or indirect interest in any supplier or customer of any company in the Group; or

(d)	hold an interest in any other company or firm other than a shareholding in any company in the Group or a shareholding not exceeding 5% in a company listed on a recognised stock exchange unless we require you not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with any business of the Group.

During your employment you will not knowingly deal directly or indirectly in any shares of the Company or any company in the Group except in accordance with our Guide for Dealing in the Securities of The BOC Group plc for Directors and Designated Employees from time to time, which is set out and available to you on our intranet site.

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PART C

BENEFITS

4.	Salary

We will pay your Base Salary as set out in the Key Terms less tax, National Insurance contributions and any other withholdings or deductions required by law or agreed in advance.

Your Base Salary accrues from day to day and we will pay this in equal instalments monthly in arrears direct to an account nominated by you.

Your Base Salary includes any fees or remuneration to which you may be entitled as a director, nominee or representative of the Company or any company in the Group.

Although we are not obliged to increase your Base Salary, it will be reviewed annually on 1 January and from time to time.

By signing this agreement you hereby authorise us to deduct from your Base Salary any sums due from you to us.

5.	Bonus and incentives

(a)	You will be eligible to participate in the BOC Group Variable Compensation Plan in accordance with its terms from time to time. Bonus payments under the BOC Group Variable Compensation Plan will depend upon our business performance and your personal performance.

Bonus payments will be made less tax, National Insurance contributions and any other withholdings or deductions required by law. We reserve the right to vary, replace or withdraw the BOC Group Variable Compensation Plan at any time.

(b)	You may participate in our annual and long term incentive arrangements as notified to you from time to time. Your participation will be subject to the rules of any such annual and long term incentive arrangements. We reserve the right to vary, replace or withdraw the annual and long-term incentive arrangements at any time.

6.	Share Schemes

If at any time you are granted shares or options over shares under a share plan or a share option scheme of ours, those shares and options will be subject to the rules of that scheme in force from time to time. The rules of any such share scheme will not form part of your contract of employment. If your employment terminates for any reason you will not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under any such scheme, which you may otherwise have enjoyed. At the Effective Date you are eligible to participate in the following schemes, subject to their rules from time to time in force:

(a)	The BOC Group Share Matching Plan

(b)	The BOC Group Long Term Incentive Plan (LTIP).

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7.	Car

We will provide you with a car, or the equivalent financial benefit, in accordance with our Car Scheme and Car Holders Guide from time to time, which are set out and available to you on our intranet site. You may elect instead to receive a monthly cash allowance in lieu of a car.

You will observe the provisions and conditions of any policy of insurance and our Car Scheme and Car Holders Guide in force from time to time.

8.	Pension

(1) During the period from the Effective Date to 5th April 2006 (the “Initial Period”), we will make the following payments to you in respect of pension:

(a)	A contribution to a personal pension scheme nominated in advance by you, such contribution to be at a rate of 20% of your Base Salary for the Initial Period up to the permitted maximum as defined by Section 590(c) of the Income and Corporation Taxes Act 1988 (as amended) and payable in equal monthly instalments in arrears.

(b)	A pay supplement of 30% of the amount by which your Base Salary for the Initial Period exceeds the permitted maximum referred to in the preceding paragraph payable in equal monthly instalments in arrears

(2) From the 5th April 2006, at your request, in lieu of pension benefits we will pay you an annual supplement of 30% of your Base Salary payable in equal monthly instalments in arrears

9.	Expenses

We will reimburse any expenses reasonably incurred by you in the proper performance of your duties, subject to production of valid receipts with expenses claim documentation in accordance with our expenses policy.

10.	Holidays and Holiday Pay

Our holiday year runs from 1 January to 31 December.

For each full calendar year you are entitled to the number of days’ paid holiday set out in the Key Terms, in addition to public holidays. If you leave or join us during a calendar year, your holiday entitlement will be calculated on a pro rata basis.

Where accrued holiday cannot be taken on termination of employment, payment in lieu of holiday will be made in accordance with your statutory entitlement under the Working Time Regulations 1998. Where you have taken holiday in excess of your holiday entitlement a sum equivalent to any salary received for holiday taken in excess of your holiday entitlement will be deducted by us from any sums due to you on the termination of your employment calculated on the basis of 1/260th of your current annual Base Salary for each day taken in excess of your holiday entitlement.

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Your holiday dates should be agreed in advance. Any holiday not taken in the calendar year in which it accrues may be carried into the following calendar year but must be used by the end of March in the following calendar year, after which it will lapse. No payment will be made in lieu of untaken holiday except on termination of employment.

We may require you to take any unused holiday entitlement during your Notice Period or any period of Garden Leave, even if booked to be taken after the end of the Notice Period or any period of Garden Leave.

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11.	Sickness and sick pay

Subject to compliance with our sickness policy from time to time, if you are absent from work due to sickness you will be entitled to receive at our discretion Company sick pay (which includes statutory sick pay) in accordance with our sickness policy. Our sickness policy is set out and available to you on our intranet site.

You are eligible to join our private medical insurance scheme, details of which are set out and available to you on our intranet site, subject to the rules of such scheme from time to time.

We may require you to undergo a medical examination by a medical practitioner appointed by us at any time. We will pay the costs of any such medical examination, and you agree that the medical report may be disclosed to and discussed with us.

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PART D

CONFIDENTIALITY AND INTELLECTUAL PROPERTY

12.	Confidentiality

You will at all times (both during and after the end of your employment) keep confidential all private information about the Company (or about any other company or business in the Group), including technical and financial information, which you may have acquired while in our employment. You will not use such information for your own benefit or for the benefit of any business not within the Group. You will keep such information confidential to yourself and your immediate supervisor, unless otherwise instructed by us. Such information includes (without limitation) the following:

(a)	the business methods and information of any member of the Group (including, without limitation, prices charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets and other financial information);

(b)	lists and particulars of the Group’s suppliers and customers and the individual contacts at such suppliers and customers;

(c)	details and terms of our agreements with suppliers and customers;

(d)	manufacturing or production processes and know-how employed by any member of the Group or their suppliers; and

(e)	details as to the design of the Group’s or its suppliers’ products and inventions or developments relating to future products.

You will not, after the termination of your employment, or during your employment (except in the ordinary course of your duties), make any communication to the press or publish any material or include in any lecture or document any matter relating to us or any company in the Group, or any matters with which we or any company in the Group may be concerned, unless you have previously and on each occasion obtained permission from us.

13.	Intellectual property rights

13.1	All Company Works shall vest in and be owned by us immediately upon their creation. It will be part of your normal duties to:

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(a)	consider in what manner and by what new methods or devices our products, services, processes, equipment or systems with which you are concerned or for which you are responsible might be improved; and

(b)	promptly disclose to us full details of any invention or improvement which you make or discover in the course of your duties including, without limitation, details of all Company Works; and

(c)	further our interests

with the intent that subject to applicable law we will be entitled to ownership of any Company Works and to the exclusive use of them free of charge and any third party rights.

13.2	If such rights do not vest immediately in us you agree to assign to us all of your right, title and interest in the Company Works together with all of your right, title and interest in any and all Intellectual Property Rights which exist in the Company Works.

13.3	If such rights do not vest immediately in us you agree to assign to us all future copyright in the Company Works and you agree that all such future copyright will vest in us by operation of law.

13.4	You irrevocably and unconditionally waive, in our favour, and in favour of our licensees and successors-in-title, any and all moral rights conferred on you in relation to the Company Works (existing or future) and any and all other moral rights under any legislation now existing or in future enacted in any part of the world. You will, at our request and expense, take all steps that may be necessary or desirable to us to enforce against any third party your moral rights in any of the Company Works.

13.5	You acknowledge that these covenants will be treated as good consideration and we will be the proprietor of any design which forms part of the Company Works.

13.6	Nothing in this Clause 13 shall be construed as restricting your or our rights under sections 39 to 43 (inclusive) of the Patents Act 1977.

13.7	You will not knowingly do anything to imperil the validity of any patent or protection or any patent application therefor relating to any of the Company Works but will at our cost render all possible assistance to us both in obtaining and in maintaining such patents or other protection.

13.8	You will not either during your employment or afterwards exploit or assist others to exploit any of the Company Works or any invention or improvement which you may make or discover in the course of your duties.

13.9	You irrevocably authorise us as your attorney for the purposes of this Clause 13 to use your name and to sign and to execute any documents or do any thing on your behalf (or where permissible to obtain the patent or other protection in our name or in that of our nominees in relation to any of the Company Works).

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13.10	You will both during your employment under this Agreement and afterwards, at our request and expense, do all things and execute all documents necessary or desirable to give effect to the provisions of this Clause 13.

13.11	The provisions of this Clause 13 will constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them or by any such company directly.

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PART E

TERMINATION OF EMPLOYMENT

14.	Notice and payment in lieu of notice

14.1.	In order to terminate your employment under this Agreement, you must give to us in writing not less than the Notice Period set out in the Key Terms.

14.2.	Subject to Clauses 16,17 and 18, you are entitled to receive from us in writing not less than the Notice Period set out in the Key Terms.

14.3.	After notice has been given in accordance with this Agreement or following any period of Garden Leave under Clause 15, we may at our discretion terminate your employment by paying you a sum in lieu of the unexpired portion of the Notice Period. Such payment will be made as soon as reasonably practicable and shall be equivalent to your Base Salary and the amount of contribution or pay supplement provided for in paragraph (8) of this Agreement, each pro rata to the unexpired portion of the Notice Period, and shall be deemed to include compensation for any other payments or benefits which you might otherwise have received during the Notice Period. The payment shall be subject to deductions of income tax and National Insurance as appropriate, together with any amounts you owe to us. You will not under any circumstances have any right to receive a payment in lieu of the Notice Period unless we have exercised our option to do so.

14.4.	Without prejudice to sub-paragraph 14.3 above, we may terminate your employment by giving written notice to you that we are exercising our rights under this clause to terminate your employment by electing to make up to twelve monthly payments (as described below) to you. In the event that notice has been given by you or by us before we make any election under this clause, and you have worked part of that notice period, the maximum number of monthly payments shall be reduced pro rata. The monthly payments shall commence on the date we give you such notice or such date thereafter as we shall determine and your employment under this Agreement shall cease on that day (the “Commencement Date”).

14.5.	Each monthly payment shall be calculated by dividing by twelve the sum of the following:

(a)	your Base Salary;
(b)	your bonus (calculated by reference to the average of actual bonus payments, if any, over the previous two financial years);
(c)	the cash allowance in lieu of your Company car;
(d)	the amount of contribution or annual pay supplement, as the case may be, provided for in paragraph (8) of this Agreement and shall be paid on a monthly basis subject to such deductions as may be required by law and subject to clause 14.8 below.

14.6.	You will be under a duty, beginning on the Commencement Date, actively to seek a suitable alternative remunerated position (defined below) and to keep the Company informed on a monthly basis in relation to your search.

14.7.	If you obtain an alternative remunerated position (whether under a contract of employment, consultancy arrangement or non executive appointment or otherwise whereby you are directly or indirectly remunerated, whether by way of salary, bonus, pension, fees, equity or otherwise) during the period for payment of the monthly payments then each of the monthly payments still outstanding shall be reduced by the basic monthly remuneration to which you are entitled from the alternative remunerated position, and only the balance shall be due to you.

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14.8.	You will not be entitled to receive any payment in addition to the Monthly Payments in respect of any benefit, bonus or holiday entitlement that would have accrued during the period for which the monthly payments are made.

14.9.	Where, within two years of the Effective Date, we are entitled to exercise our discretion under either 14.3 or 14.4 above, for a period of 14 days we will both use reasonable endeavours to reach a mutual agreement as to which clause will be implemented, however we will not unreasonably withhold our agreement to your preference.

15.	Garden Leave and suspension

We may at any time or from time to time suspend you from the performance of your duties and/or exclude you from any of the premises of the Group:

(a)	during all or any part of your Notice Period (defined as a period of “Garden Leave”) where we reasonably believe that you are, or will be at any time during your Notice Period, engaged, concerned or interested in any business concern in circumstances requiring our prior written consent under Clause 20.1; or

(b)	for no longer than one month at any one time, in circumstances in which we reasonably believe that you are guilty of misconduct or are in breach of this Agreement and in order that the circumstances giving rise to that belief may be investigated (defined as a period of “Suspension”).

We are not obliged to give you any powers or duties or to provide any work for you. During any period of Garden Leave or Suspension we may appoint any other individual to perform your duties.

Base Salary and other benefits will continue to be paid during any period of Garden Leave or Suspension.

During any period of Garden Leave or Suspension, you will:

(a)	be bound by the provisions of this Agreement (including your obligation of confidentiality) and must continue at all times to conduct yourself with good faith towards us and not do anything that is harmful to us or any company in the Group;

(b)	not contact or deal with customers, suppliers or employees of any member of the Group or enter onto the premises of any member of the Group without the prior written consent of your Line Manager; and

(c)	remain available to perform any reasonable duties required by us; if you do not, we will not be obliged to pay your Base Salary and other benefits during any period in which you are not available.

16.	Dismissal on short notice

If in our reasonable opinion you become Permanently Disabled, we may subject to the provisions of the Disability Discrimination Act 1996, terminate your employment by giving to you in writing not less than the Notice Period set out in the Key Terms.

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17.	Dismissal without notice

We may summarily terminate your employment without notice or any compensation or payment in lieu if you:

(a)	are convicted of any criminal offence other than a minor misdemeanour, or an offence under road traffic legislation for which a penalty other than imprisonment is imposed; or

(b)	commit any act of dishonesty or serious or persistent misconduct, any act of gross negligence or other material breach or non-observance of this Agreement; or

(c)	are declared bankrupt or enter into any arrangement with or for the benefit of your creditors; or

(d)	are guilty of conduct which is inconsistent with our interests or the interests of any company in the Group; or

(e)	are or become disqualified from being a director by reason of an order made by any competent court (except a court of a country or jurisdiction which the parties may agree, from time to time, as being excluded from this provision).

Your entitlements to Base Salary and all other benefits will cease on the day your employment is summarily terminated.

18.	Retirement

Your employment will terminate automatically on the date when you reach your Normal Retirement Age, as set out in the Key Terms.

If the date when you reach your Normal Retirement Age occurs prior to the expiry of the Notice Period, then you will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date.

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PART F

AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE

19.	Return of property; resignations from office; transfer of shares

Unless otherwise agreed, at the end of your employment or on your being put on Garden Leave for whatever reason you must return all documents, computer files or tapes, credit cards, computers, mobile phones, company cars and all other items of property in your possession or control belonging to, or containing any confidential information of, us or any company in the Group or its customers or suppliers.

At the end of your employment or on your being put on Garden Leave for whatever reason you must on request:

(a)	resign any directorship or other office held by you in the Company or any company in the Group; and

(b)	transfer to us or as we may direct any shares or other securities held by you as nominee or trustee for the Company or any company in the Group without payment in either case.

If you fail to do so within one week of request, you irrevocably authorise us as your attorney to appoint a person in your name and on your behalf to execute any documents or do any things necessary for such purpose(s).

20.	Restrictions

20.1	Non-competition

Without prejudice to any other provision of this Agreement you will not without our prior written consent directly or indirectly at any time within the Relevant Period engage or be concerned or interested in any business concern which (a) competes or (b) will at any time during the Relevant Period compete with the Business. This clause will not restrain you from being engaged or concerned in any business insofar as your duties or work shall relate solely:

(i)	to geographical areas where the business concern is not in competition with the Business; or

(ii)	to services or activities of a kind other than involving the Relevant Goods or Services.

20.2	Non-solicitation and non-dealing

You will not without our prior written consent directly or indirectly at any time within the Relevant Period:

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(a)	solicit the custom of; or

(b)	facilitate the solicitation of; or

(c)	do business with

any Relevant Customer in respect of any Relevant Goods and Services; or

(a)	solicit the custom of; or

(b)	facilitate the solicitation of; or

(c)	do business with

any Prospective Customer in respect of any Relevant Goods and Services; or

(a)	interfere; or

(b)	endeavour to interfere,

with their continuance of supplies to us and/or any company in the Group (or the terms relating to those supplies) by any Relevant Supplier.

20.3	Non-enticement

You will not without our prior written consent directly or indirectly at any time during the Relevant Period:

(a)	entice away from us or any company in the Group; or

(b)	endeavour to entice away from us or any company in the Group; or

(c)	employ or engage; or

(d)	endeavour to employ or engage

any Key Personnel.

20.4	The provisions of this Clause 20 shall constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them.

20.5	You will not at any time after the end of your employment directly or indirectly represent yourself as being in any way connected with or interested in the business of the Group (except, if it be true, as a shareholder of the Company or as a director of the Company).

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20.6	You acknowledge that the restrictions contained in this Clause 20, in view of the nature of the businesses in which the Group is engaged, are reasonable and necessary in order to protect the legitimate interests of the Group.

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PART G

OTHER MATTERS

21.	Directorship

You will not, except with our consent, during your employment resign your office as a director of the Company or any company in the Group or do anything which could lead to you being disqualified from continuing to act as a director.

You agree that upon the termination of your employment for any reason you will, on request by us, immediately resign all Directorships in the Company or any Group Company and will sign all necessary forms for such purpose.

22.	Discipline and grievance

The disciplinary rules applicable to your employment can be found in our disciplinary policy and may be varied by us from time to time. Our disciplinary policy does not form part of your contract and is not legally binding on us.

In the event that you are dissatisfied with any disciplinary action taken against you or have any grievance relating to your employment you should refer the matter to the appropriate person or committee specified in our grievance procedure, who or which will give you a full and fair hearing and whose decision will be final and binding.

Our disciplinary policy and grievance procedure are set out and available to you on our intranet site.

23.	Notices

Any notice to be given under this Agreement may be given either personally or by registered post:

•	to us at our registered office for the time being; or

•	to you at your last known address.

Any notice given by post will be effective on the second day (Sundays excepted) after it is posted. In proving that it was effective, it will be enough to prove that the notice was properly addressed and posted as a pre-paid first class letter.

24.	Other Agreements

You acknowledge that there are no other agreements or arrangements whether written, oral or implied between the Company or any company in the Group and you relating to your employment; all such previous agreements or arrangements are cancelled. You are not entering into this Agreement in reliance on any representation not set out in this Agreement.

25.	Collective agreements

There are no collective agreements with trade unions which directly affect your terms and conditions.

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26.	Data Protection

You consent to us and the Group holding and processing both electronically and manually the data it collects which relates to you for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. You also consent to the transfer of such personal information to other offices we or the Group may have or to other third parties whether or not outside the European Economic Area for administration purposes and other purposes in connection with your employment where it is (in our view) necessary or desirable for us to do so.

You are also referred to our data protection policy, which is set out and available to you on our intranet site.

27.	Governing Law

This Agreement will be governed by and construed under English law and the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

IN WITNESS whereof this Agreement has been signed by or on behalf of the parties to it on the day and year first before written.

Signed by	/s/ A E Isaac

for and on behalf of
the Company
in the presence of:

Witness	/s/ J Cullens

Name	A James Cullens

Address

I CONFIRM THAT I have read and understood Sections 1 and 2, and on that basis I accept the terms and conditions contained in this Agreement.

Signed by you	/s/ A M Ferguson

In the presence of:

Witness	/s/ S Ferguson

Name	Sarah Ferguson

Address

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14 January 2005

Mr Rob Margetts

Dear Rob

The following sets out the principal terms of your appointment as chairman of The BOC Group plc (“the Company”):

1.	Term of Office

Your appointment to the Board was effective 4 October 2001 for three years and this term was extended to 14 January 2005. You became Chairman at the conclusion of the Annual General Meeting in January 2002. I confirm that you will serve for a further three year term with effect from today, on the terms, and subject to, the conditions of the Company’s Articles of Association. Accordingly, this appointment may be terminated pursuant to the terms of the Articles but will in any event conclude on 14 January 2008.

You will remain subject to the retirement by rotation regulations requiring you, if agreed by you and the Board, to stand for re-election by the shareholders at certain intervals determined in accordance with the Company’s Articles.

At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month’s written notice.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As chairman you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.	Duties

Your duties as chairman include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees of which you are a member. You may also be requested to attend meetings with third parties.

You should be available for BOC business for approximately one and a half days per week. When and as required, you will be provided with suitable office accommodation and secretarial support at our Windlesham premises.

You have previously indicated that you consider you have sufficient time to devote to your duties when taken with your other business commitments. Should your commitments change during your term of office you should advise myself and the Board as soon as practicable.

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You will remain a member and chairman of the Nomination Committee which meets on an ad hoc basis but at least once a year and a member of the Pensions Committee that meets twice a year. You shall be entitled to attend, either at your request or that of the relevant committee, the Remuneration Committee and the Audit Committee.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.	Fees and Expenses

As chairman your fees will be paid at the rate of £260,000 per annum with effect from 1 January 2005 fixed for a period of three years. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

The Company will contribute up to one third of the cost of maintaining your London office in recognition of the fact that to satisfactorily perform your duties it will be necessary to use such office.

4.	Independent Professional Advice

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as chairman. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.	Confidential Information

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another’s benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company’s request, provide such reasonable assistance as is required to deal with such an event.

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All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.	Regulatory Requirements

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors’ Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 22 of the Directors’ Reference Binder.

7.	Data Protection Act

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.	Directors' Qualification Shares

Pursuant to the Company’s Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person).

9.	Dealing in BOC Securities

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 18 and 19 of the Directors’ Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chief Executive using a ‘Request for Permission to Deal in the Securities of The BOC Group plc’ form . Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company’s securities. The Open Period dates are given in section 17 of the Directors’ Reference Binder.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the ‘Notification of Dealing in Securities of The BOC Group plc’ form. This information will be used to make the necessary notification to a Regulatory Information Service as required by the UKLA Listing Rules.

10.	Previous Agreements

This letter is in substitution for all previous agreements / arrangements between you and the Company, in particular those dated 4 October 2001 and 27 September 2004, and this letter agreement records the true and full position as at the date hereof.

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11.	Notices

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company’s registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)	if hand delivered, at the time of delivery; or

(b)	if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c)	if sent by post, two days after posting (excluding weekends and public holidays).

12.	Governing Law

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

/s/ Sir Christopher O’Donnell
encs

I acknowledge, and agree to, the principal terms of my appointment as chairman of The BOC Group plc as set out above.

Signed:	/s/ R Margetts	Date: 14/1/2005
R Margetts

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Dated 11th March 2005

THE BOC GROUP, INC

AND

KENT MASTERS

EMPLOYMENT CONTRACT

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EMPLOYMENT CONTRACT

SECTION 1

THE KEY TERMS
(to be read in conjunction with Section 2 and Schedule 1)

The terms and conditions contained in this Section 1, together with those contained in Section 2 and Schedule 1, outline the main terms and conditions of your employment.

Employer:	The BOC Group, Inc., a Delaware Corporation (where we refer to The BOC Group Inc in this contract we will use the “Company”, “we”, “us” or “our”).

Employee:	Kent Masters (where we refer to you as the employee we will use “you” or “your”).

Job Title: (Clause 1)	Chief Executive Officer, Industrial and Special Products, or such other title as we may from time to time reasonably assign to you.

Effective Date: (Clause 1)	1 March 2005

Start Date of Continuous Employment: (Clause 1)	15TH August 1984

Normal place of work: (Clause 1)	The Company’s offices in Windlesham, Surrey, UK or at such other location as we may from time to time require.

Normal hours of work: (Clause 1)	37.5 per week

Line Manager: (Clause 2)	Mr A E Isaac, Chief Executive

Base Salary: (Clause 4)	£300,000 per annum

Pension: (Clause 8)	The Cash Balance Retirement Plan (“CASH”), the US Top Hat Pension Program, the Savings Investment Plan (“SIP”), the ‘CASH’ and ‘SIP’ make-up Accounts

Holiday: (Clause 10)	25 days per calendar year.

Notice Period: (Clause 14)	When given by the Company: 12 months. When given by you: 6 months.

Additional company policies and procedures from time to time are set out and available to you on our Intranet site. The policies and procedures do not form part of your contract of employment. However, you are expected to comply with such policies and procedures to the extent that they apply to you.

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If there is any conflict between this Agreement and any policy or procedure, this Agreement will take priority.

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SECTION 2

PART A

DEFINITIONS

In this Section 2:

•	“Board” means our board of directors from time to time;

•	“BOC Group plc” means The BOC Group plc, a company incorporated under the laws of England and Wales;

•	“Business” means the business or businesses of BOC Group plc or those of any company in the Group in or with which you have been involved or concerned at any time during the period of 12 months prior to the Restriction Date;

•	“Company Works” means all Works authored, originated, conceived, written or made by you alone or with others (except only those Works which are authored, originated, conceived, written or made by you wholly outside the course of your employment);

•	“directly or indirectly” means you acting either alone or jointly with or on behalf of any other person, firm or company, whether as principal, partner, manager, executive, employee, contractor, director, consultant, investor or otherwise;

•	“Group” means the Company, BOC Group plc and any company which is from time to time an associated company of the Company and / or BOC Group plc. In this definition “associated company” means BOC Group plc, a holding company of BOC Group plc or any subsidiary of BOC Group plc or any such holding company;

•	“Intellectual Property Rights” means any and all patents, trade marks, signs and services marks, rights in designs, trade or business names or signs, copyrights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may exist anywhere in the world;

•	“Key Personnel” means any person who is at the Restriction Date, or was at any time during the period of 12 months prior to the Restriction Date, employed or engaged in the Business in an executive capacity and with whom you had material contact during that time;

•	“Permanently Disabled” means either (i) you become incapacitated by bodily injury or disease (including as a result of mental illness) so as to be unable to regularly perform the duties of your position for a period in excess of 180 days in any consecutive twelve-month period or (ii) a qualified independent physician determines that you are mentally or physically disabled so as to be unable to regularly perform the duties of your position and such condition is expected to be of a permanent duration;

•	“Prospective Customer” means any person, firm or company who has been engaged in negotiations, with which you have been personally involved, with us or a company in the Group with a view to purchasing goods and services from us or any company in the Group in the period of 12 months prior to the Restriction Date;

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•	“Relevant Customer” means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a customer or client of ours or any company in the Group, with whom or which you dealt directly or for whom or which you were responsible on behalf of us or any company in the Group at any time during that period;

•	“Relevant Goods or Services” means any goods or services competitive with those supplied by us or by any company in the Group in our, or in its, capacity as a gases business, at any time during the 12 months prior to the Restriction Date in the supply of which you were involved or concerned at any time during that period;

•	“Relevant Period” means:

(i)	for the purposes of Clause 20.1, the period of 6 months from the Restriction Date; and

(ii)	for the purposes of Clauses 20.2 and 20.3, the period of 12 months from the Restriction Date;

•	“Relevant Supplier” means any person, firm or company who at any time during the 12 months prior to the Restriction Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to us or any company in the Group and with whom or which you had personal dealings during your employment other than in a minimal way;

•	“Restriction Date” means the earlier of the Termination Date and the start of any period of Garden Leave;

•	“Subsidiary” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

•	“Termination Date” means the date on which your employment terminates; and

•	“Works” means all works, designs, innovations, inventions, improvements, processes, copyrights, trade marks and trade names and all other similar intellectual property that gives rise to any Intellectual Property Right.

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PART B

MAIN NON-MONETARY TERMS

1.	Job Title, normal hours of work, normal place of work and start of employment

Your Job Title is specified in the Key Terms.

Your normal working hours are specified in the Key Terms. However, you are required to work such additional hours as are reasonably necessary for the proper performance of your duties. You will not be paid for any hours worked in excess of your normal working hours.

Your normal place of work is specified in the Key Terms. You will travel to such places inside or outside the United States as we may from time to time reasonably require, and you will be required to reside in the United Kingdom for a continuous period in excess of one month.

Your employment under the terms of this Agreement begins or began on the Effective Date set out in the Key Terms.

Your Start Date of Continuous Employment is set out in the Key Terms.

2.	Duties

Your role, powers and duties will be those which the Board may from time to time properly assign to you, and you will report to the Line Manager specified in the Key Terms. You may be required to carry out additional duties or alternative, comparable roles either for us or the Group and either on a temporary or a permanent basis without additional remuneration.

During your employment you will:

(a)	faithfully and diligently and to the best of your ability exercise such powers and perform such duties as the Board may require, and comply with all limitations, rules and regulations the Board may notify to you;

(b)	at all times endeavour to promote the interests and reputation of the Group;

(c)	subject to any consent given by us under Clause 3 below, devote the whole of your time, attention and ability to your duties; and

(d)	at all times keep us fully informed (in writing if so requested) of your conduct of our business or affairs and provide such explanations as we may require.

3.	Other interests

During your employment you will not, without first obtaining our written consent (and we will not unreasonably withhold our consent):

(a)	undertake any other business or occupation; or

(b)	become a director, employee or agent of any other company or firm or person; or

(c)	hold a direct or indirect interest in any supplier or customer of any company in the Group; or

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(d)	hold an interest in any other company or firm other than a shareholding in any company in the Group or a shareholding not exceeding 5% in a company listed on a recognised stock exchange unless we require you not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or tending to compete with any business of the Group.

During your employment you will not knowingly deal directly or indirectly in any shares of BOC Group plc, the Company or any company in the Group except in accordance with the Guide for Dealing in the Securities of The BOC Group plc for Directors and Designated Employees from time to time, which will be made available to you on request.

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PART C

BENEFITS

4.	Salary

We will pay your Base Salary as set out in the Key Terms less applicable taxes, and any other withholdings or deductions required by law or agreed in advance.

Your Base Salary accrues from day to day and we will pay this in accordance with our payroll practices as in effect from time to time direct to an account nominated by you.

Your Base Salary includes any fees or remuneration to which you may be entitled as an employee, director, nominee or representative of the Company or any company in the Group.

Although we are not obliged to increase your Base Salary, it will be reviewed annually on 1 January and from time to time.

By signing this agreement you hereby authorise us to deduct from your Base Salary any sums due from you to us.

5.	Bonus and incentives and Other Benefits

(a)	You will be eligible to participate in the BOC Group Variable Compensation Plan in accordance with its terms from time to time. Bonus payments under the BOC Group Variable Compensation Plan will depend upon our business performance and your personal performance.

Bonus payments will be made less applicable taxes and any other withholdings or deductions required by law. We reserve the right to vary, replace or withdraw the BOC Group Variable Compensation Plan at any time.

(b)	You may participate in our annual and long term incentive arrangements as notified to you from time to time. Your participation will be subject to the rules of any such annual and long term incentive arrangements. We reserve the right to vary, replace or withdraw the annual and long-term incentive arrangements at any time.

(c)	You will continue to be eligible for all other benefits that will apply to an employee at your level within the US, as notified to you by The Company from time to time, except where this would be inconsistent with any fiscal or regulatory provisions.

6.	Share Options

If at any time you are granted options under a share option scheme of BOC Group plc, those options will be subject to the rules of that scheme in force from time to time. The rules of any such option scheme will not form part of your contract of employment. If your employment terminates for any reason you will not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which you may otherwise have enjoyed.

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7.	Car

We will provide you with a car, in accordance with our Executive Leased Car Program. You will observe the provisions and conditions of any policy of insurance and the rules of the Program in force from time to time.

8.	Pension

You will continue to be eligible to participate in our Cash Balance Retirement Plan (“CASH”), US Top Hat Program (“Top Hat Program”), Savings Investment Plan (“SIP”) and the CASH and SIP Make-up Accounts, subject to their rules as amended from time to time.

Your salary for pensions purposes will be your base salary and bonus converted to US$.

The salary for the purposes of this paragraph will be adjusted in line with any increases to your base salary from time to time.

9.	Expenses

We will reimburse any expenses reasonably incurred by you in the proper performance of your duties, subject to production of valid receipts with expenses claim documentation in accordance with our expenses policy.

10.	Vacation and Vacation Pay

Our vacation year runs from 1 October to 30 September.

For each full vacation year you are entitled to the number of days’ paid vacation set out in the Key Terms, in addition to public holidays. If you leave or join us during a vacation year, your vacation entitlement will be calculated on a pro rata basis.

Where accrued vacation cannot be taken on termination of employment, payment in lieu of vacation will be made in accordance with the Company’s policies as in effect from time to time. Where you have taken vacation in excess of your vacation entitlement a sum equivalent to any salary received for vacation taken in excess of your vacation entitlement will be deducted by us from any sums due to you on the termination of your employment calculated on the basis of 1/260th of your current annual Base Salary for each day taken in excess of your vacation entitlement.

Your vacation dates should be agreed in advance. Any vacation not taken in the vacation year in which it accrues may be carried into the following vacation year but must be used by the end of December in the following vacation year, after which it will lapse. No payment will be made in lieu of untaken vacation except on termination of employment.

We may require you to take any unused vacation entitlement during your Notice Period or any period of Garden Leave, even if booked to be taken after the end of the Notice Period or any period of Garden Leave.

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11.	Sickness and sick pay

In accordance with the provisions of the Salary Continuation Plan, if you are absent from work you are entitled to receive pay in accordance with the Rules of the Plan.

Details of the Plan are set out and available to you on our Intranet site.

You continue to be eligible to participate in our US Long Term Disability Plan, which may, subject to the rules of the Plan, provide additional benefits after the benefits under the Salary Continuation Plan have been exhausted.

You continue to be eligible to participate in the US Comprehensive Medical and Dental Plans (the “Medical Plans”) details of which are set out and available to you on our Intranet site subject to the rules of such Plans as amended from time to time.

Unless your employment is terminated in any of the circumstances set out in Clause 17, and subject to the following paragraph, on termination of your employment your membership (which, for the avoidance of doubt, will include coverage for pre-existing conditions in respect of all your nominated members) of the Medical Plans will continue for a period of 18 months after the Termination Date. In respect of your continued membership of the Medical Plans you will be required to pay to the Company, for the first 12 months of this period, the employee contribution rate only, and for the final 6 months of this period the full contribution rate plus 2% administration fee.

If, at the Termination Date, you have met the age and service requirements for participation in the BOC Group Retiree Medical Program (the “Retiree Medical Program”), you will be entitled to enrol in the Retiree Medical Program in accordance with its rules, as amended from time to time.

We may require you to undergo a medical examination by a medical practitioner appointed by us at any time. We will pay the costs of any such medical examination, and you agree that the medical report may be disclosed to and discussed with us.

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PART D

CONFIDENTIALITY AND INTELLECTUAL PROPERTY

12.	Confidentiality

You will at all times (both during and after the end of your employment) keep confidential all private information about the Company (or about any other company or business in the Group), including technical and financial information, which you may have acquired while in our employment. You will not use such information for your own benefit or for the benefit of any business not within the Group. You will keep such information confidential to yourself and your immediate supervisor, unless otherwise instructed by us. Such information includes (without limitation) the following:

(a)	the business methods and information of any member of the Group (including, without limitation, prices charged, discounts given to customers or obtained from suppliers, product development, marketing and advertising programmes, costings, budgets, turnover, sales targets and other financial information);

(b)	lists and particulars of the Group’s suppliers and customers and the individual contacts at such suppliers and customers;

(c)	details and terms of our agreements with suppliers and customers;

(d)	manufacturing or production processes and know-how employed by any member of the Group or their suppliers; and

(e)	details as to the design of the Group’s or its suppliers’ products and inventions or developments relating to future products.

You will not, after the termination of your employment, or during your employment (except in the ordinary course of your duties), make any communication to the press or publish any material or include in any lecture or document any matter relating to us or any company in the Group, or any matters with which we or any company in the Group may be concerned, unless you have previously and on each occasion obtained permission from us.

Save that this paragraph shall not apply to any information that has previously been publicly disclosed by BOC or is otherwise in the public domain.

13.	Intellectual property rights

13.1	All Company Works shall vest in and be owned by us immediately upon their creation. It will be part of your normal duties to:

(a)	consider in what manner and by what new methods or devices our products, services, processes, equipment or systems with which you are concerned or for which you are responsible might be improved; and

(b)	promptly disclose to us full details of any invention or improvement which you make or discover in the course of your duties including, without limitation, details of all Company Works; and

(c)	further our interests

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with the intent that subject to applicable law we will be entitled to ownership of any Company Works and to the exclusive use of them free of charge and any third party rights.

13.2	If such rights do not vest immediately in us you agree to assign to us all of your right, title and interest in the Company Works together with all of your right, title and interest in any and all Intellectual Property Rights which exist in the Company Works.

13.3	If such rights do not vest immediately in us you agree to assign to us all future copyright in the Company Works and you agree that all such future copyright will vest in us by operation of law.

13.4	You irrevocably and unconditionally waive, in our favour, and in favour of our licensees and successors-in-title, any and all rights conferred on you in relation to the Company Works (existing or future) and any and all other rights under any legislation now existing or in future enacted in any part of the world. You will, at our request and expense, take all steps that may be necessary or desirable to us to enforce against any third party your rights in any of the Company Works.

13.5	You acknowledge that these covenants will be treated as good consideration and we will be the proprietor of any design which forms part of the Company Works.

13.6	You will not knowingly do anything to imperil the validity of any patent or protection or any patent application therefor relating to any of the Company Works but will at our cost render all possible assistance to us both in obtaining and in maintaining such patents or other protection.

13.7	You will not either during your employment or afterwards exploit or assist others to exploit any of the Company Works or any invention or improvement which you may make or discover in the course of your duties.

13.8	You hereby irrevocably authorise us as your attorney in fact for the purposes of this Clause 13 to use your name and to sign and to execute any documents or do any thing on your behalf (or where permissible to obtain the patent or other protection in our own name or in that of our nominees in relation to any of the Company Works).

13.9	You will both during your employment under this Agreement and afterwards, at our request and expense, do all things and execute all documents necessary or desirable to give effect to the provisions of this Clause 13.

13.10	The provisions of this Clause 13 will constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them or by any such company directly.

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PART E

TERMINATION OF EMPLOYMENT

14.	Notice and payment in lieu of notice

14.1.	In order to terminate your employment under this Agreement, you must give to us in writing not less than the Notice Period set out in the Key Terms.

14.2.	Subject to Clauses 16,17 and 18, you are entitled to receive from us in writing not less than the Notice Period set out in the Key Terms.

14.3.	After notice has been given in accordance with this Agreement or following any period of Garden Leave under Clause 15, we may at our discretion terminate your employment by paying you a sum in lieu of the unexpired portion of the Notice Period. Such payment will be made as soon as reasonably practicable and shall be equivalent to your Base Salary pro rata to the unexpired portion of the Notice Period, and shall be deemed to include compensation for any other payments or benefits which you might otherwise have received during the Notice Period, other than pension benefits (which are dealt with below). The payment shall be subject to deductions of income tax and National Insurance as appropriate, together with any amounts you owe to us. You will not under any circumstances have any right to receive a payment in lieu of the Notice Period unless we have exercised our option to do so.

14.4.	If we terminate your employment in accordance with the preceding paragraph, the Top Hat Program benefit will be calculated based on your age at the notional expiry of your Notice Period and the amount of credited service will be equal to your actual credited service plus the unexpired portion of the Notice Period. For the avoidance of doubt, the benefit will be based on your final five-year average covered compensation (as defined in the rules of the Top Hat Program) at your Termination Date. Your active participation in CASH and SIP will cease on your date of termination. We will credit your CASH and SIP Make-up Accounts with an amount which is equivalent to the amount we would have contributed on your behalf to CASH, SIP and the CASH and SIP Make-up Accounts during the unexpired portion of your Notice Period.

14.5.	Phased Payments
14.5.1.	Without prejudice to sub-paragraph 14.3 above, we may terminate your employment by giving written notice to you that we are exercising our rights under this clause 14.5 to terminate your employment by electing to make up to twelve monthly payments (as described below) to you. In the event that notice has been given by you or by us before we make any election under this clause, and you have worked part of that notice period, the maximum number of monthly payments shall be reduced pro rata. The monthly payments shall commence on the date we give you such notice or such date thereafter as we shall determine and your employment under this Agreement shall cease on that day (the “Commencement Date”).

14.5.2.	Each monthly payment shall be calculated by dividing by twelve the sum of the following:

(a)	your Base Salary;
(b)	your bonus (calculated by reference to the average of actual bonus payments, if any, over the previous two financial years)
(c)	the cash allowance in lieu of your Company car

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and shall be paid on a monthly basis subject to such deductions as may be required by law and subject to clause 14.5.4 below.

14.5.3.	You will be under a duty, beginning on the Commencement Date, actively to seek a suitable equivalent alternative remunerated position and to keep the Company informed on a monthly basis in relation to your search.

14.5.4.	If you obtain an alternative remunerated position (whether under a contract of employment, consultancy arrangement or non executive appointment or otherwise whereby you are directly or indirectly remunerated, whether by way of salary, bonus, pension, fees, equity or otherwise) during the period for payment of the monthly payments then each of the monthly payments still outstanding shall be reduced by the basic monthly remuneration to which you are entitled from the alternative remunerated position, and only the balance shall be due to you

15.	Garden Leave and suspension

We may at any time or from time to time suspend you from the performance of your duties and/or exclude you from any of the premises of the Group:

(a)	during all or any part of your Notice Period (defined as a period of “Garden Leave”) where we reasonably believe that you are, or will be at any time during your Notice Period, engaged, concerned or interested in any business concern in circumstances requiring our prior written consent under Clause 20.1; or

(b)	for no longer than one month at any one time, in circumstances in which we reasonably believe that you are guilty of misconduct or are in breach of this Agreement and in order that the circumstances giving rise to that belief may be investigated (defined as a period of “Suspension”).

We are not obliged to give you any powers or duties or to provide any work for you. During any period of Garden Leave or Suspension we may appoint any other individual to perform your duties.

Base Salary and other benefits will continue to be paid during any period of Garden Leave or Suspension.

During any period of Garden Leave or Suspension, you will:

(a)	be bound by the provisions of this Agreement (including your obligation of confidentiality) and must continue at all times to conduct yourself with good faith towards us and not do anything that is harmful to us or any company in the Group;

(b)	not contact or deal with customers, suppliers or employees of any member of the Group or enter onto the premises of any member of the Group without the prior written consent of your Line Manager; and

(c)	remain available to perform any reasonable duties required by us; if you do not, we will not be obliged to pay your Base Salary and other benefits during any period in which you are not available.

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16.	Dismissal on short notice

If in our reasonable opinion you become Permanently Disabled, we may terminate your employment by giving to you in writing not less than the Notice Period set out in the Key Terms. In this event any payments to which you are entitled during your Notice Period will be subject to the deduction of any sums payable under the Salary Continuation Plan and the Long Term Disability Plan.

17.	Dismissal without notice

We may summarily terminate your employment without notice or any compensation or payment in lieu if you:

(a)	are convicted of or plead no contest to any criminal offence other than a minor misdemeanour, or an offence under road traffic legislation for which a penalty other than imprisonment is imposed; or

(b)	commit any act of dishonesty or serious or persistent misconduct, any act of gross negligence or other material breach or non-observance of this Agreement; or

(c)	are declared bankrupt or enter into any arrangement with or for the benefit of your creditors; or

(d)	are guilty of conduct which is inconsistent with our interests or the interests of any company in the Group; or

(e)	are or become disqualified from being an employee or director by reason of an order made by any competent court (except a court of a country or jurisdiction which the parties may agree, from time to time, as being excluded from this provision).

Your entitlements to Base Salary and all other benefits will cease on the day your employment is summarily terminated.

18.	Retirement

Your employment will terminate automatically on the date when you reach 62 years.

If this date occurs prior to the expiry of the Notice Period, then you will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date.

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PART F

RESTRICTIVE COVENANTS / AFTER TERMINATION OF EMPLOYMENT / WHILST ON GARDEN LEAVE

19.	Return of property; resignations from office; transfer of shares

Unless otherwise agreed, at the end of your employment or on your being put on Garden Leave for whatever reason you must return all documents, computer files or tapes, credit cards, computers, mobile phones, company cars and all other items of property in your possession or control belonging to, or containing any confidential information of, us or any company in the Group or its customers or suppliers.

At the end of your employment or on your being put on Garden Leave for whatever reason you must on request:

(a)	resign any directorship or other office held by you in the Company or any company in the Group; and

(b)	transfer to us or as we may direct any shares or other securities held by you as nominee or trustee for the Company or any company in the Group without payment in either case.

If you fail to do so within one week of request, you hereby irrevocably authorise us as your attorney in fact to appoint a person in your name and on your behalf to execute any documents or do any things necessary for such purpose(s).

20.	Restrictions

20.1	Non-competition

Without prejudice to any other provision of this Agreement you will not without our prior written consent directly or indirectly at any time within the Relevant Period engage or be concerned or interested in any business concern which (a) competes or (b) will at any time during the Relevant Period compete with the Business. This clause will not restrain you from being engaged or concerned in any business insofar as your duties or work shall relate solely:

(i)	to geographical areas where the business concern is not in competition with the Business; or

(ii)	to services or activities of a kind other than involving the Relevant Goods or Services.

20.2	Non-solicitation and non-dealing

You will not without our prior written consent directly or indirectly at any time within the Relevant Period:

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(a)	solicit the custom of; or

(b)	facilitate the solicitation of; or

(c)	do business with

any Relevant Customer in respect of any Relevant Goods and Services; or

(a)	solicit the custom of; or

(b)	facilitate the solicitation of; or

(c)	do business with

any Prospective Customer in respect of any Relevant Goods and Services; or

(a)	interfere; or

(b)	endeavour to interfere,

with their continuance of supplies to us and/or any company in the Group (or the terms relating to those supplies) by any Relevant Supplier.

20.3	Non-enticement

You will not without our prior written consent directly or indirectly at any time during the Relevant Period:

(a)	entice away from us or any company in the Group; or

(b)	endeavour to entice away from us or any company in the Group; or

(c)	employ or engage; or

(d)	endeavour to employ or engage

any Key Personnel.

20.4	The provisions of this Clause 20 shall constitute severable undertakings given for our benefit and the benefit of each company in the Group and may be enforced by us on behalf of any of them or by any such company directly.

20.5	You will not at any time after the end of your employment directly or indirectly represent yourself as being in any way connected with or interested in the business of the Group (except, if it be true, as a shareholder of the BOC Group plc, Company or as a director of BOC Group plc or the Company).

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20.6	You acknowledge that the restrictions contained in this Clause 20, in view of the nature of the businesses in which the Group is engaged, are reasonable and necessary in order to protect the legitimate interests of the Group.

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PART G

OTHER MATTERS

21.	Injunctive Relief

You hereby recognize and acknowledge that a breach of the provisions or covenants contained in Clauses 12,13,19 or 20 will cause irreparable damage to the Company and the Group and their goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, you hereby agree that in the event of a breach of any of the provisions or covenants contained in Clauses 12,13,19 or 20, in addition to any other remedy which may be available at law or in equity, the Company and the Group will be entitled to specific performance and injunctive relief.

22.	Severability and Reformation

The parties hereto acknowledge that they have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, such provision shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

23.	Directorship

You will not, except with our consent, during your employment resign your office as a director of the Company or any company in the Group or do anything which could lead to you being disqualified from continuing to act as a director or as an employee of the Company or any Company in the Group.

You agree that upon the termination of your employment for any reason you will, on request by us, immediately resign all Directorships in the Company or any Group Company and will sign all necessary forms for such purpose.

24.	Discipline and grievance

The disciplinary rules applicable to your employment can be found in our disciplinary policy and may be varied by us from time to time. Our disciplinary policy does not form part of your contract and is not legally binding on us.

In the event that you are dissatisfied with any disciplinary action taken against you or have any grievance relating to your employment you should refer the matter to the appropriate person or committee specified in our grievance procedure, who or which will give you a full and fair hearing and whose decision will be final and binding.

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Our disciplinary policy and grievance procedures are set out and available to you on our intranet site.

25.	Notices

Any notice to be given under this Agreement may be given either personally or by registered mail return receipt requested:

•	to us at our registered office for the time being; or

•	to you at your last known address.

Any notice given by post will be effective on the second day (Sundays excepted) after it is posted. In proving that it was effective, it will be enough to prove that the notice was properly addressed and posted as a pre-paid first class letter.

26.	Other Agreements

You acknowledge that there are no other agreements or arrangements whether written, oral or implied between the Company or any company in the Group and you relating to your employment; all such previous agreements or arrangements are cancelled. You are not entering into this Agreement in reliance on any representation not set out in this Agreement.

27.	Collective agreements

There are no collective bargaining agreements with trade unions that directly or indirectly affect your terms and conditions.

28.	Data Protection

You consent to us and the Group holding and processing both electronically and manually the data it collects which relates to you for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. You also consent to the transfer of such personal information to other offices we or the Group may have or to other third parties whether or not outside the European Economic Area or the United States for administration purposes and other purposes in connection with your employment where it is (in our view) necessary or desirable for us to do so.

You are also referred to our data protection policy, which is set out and available to you on our intranet site.

29.	Successors

The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company or the Group.

30.	Amendment; Waiver

No provision of this Agreement may be amended, modified, waived or discharged unless such amendment or modification is agreed to in writing and signed by the parties. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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31.	Survival

The parties hereto acknowledge and agree that all the terms, provisions and restrictions set forth in terms set forth in Clauses 12,13,20,21 and 22 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of your employment with the Company.

32.	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey in the United States without regard to the choice of law provisions thereof.

33.	Counterparts

This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

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SCHEDULE 1

ASSIGNMENT ADDITIONAL TERMS

This Schedule supplements the main terms and conditions of your employment set out in the main body of this Agreement and should also be read in conjunction with the International Assignments Policy (“IAP”) from time to time, which is set out and available to you on our Intranet site. You should read the IAP for a full explanation of the policies covering international assignments and definitions of the various terms used in this Schedule.

Definitions

In this Schedule:

•	”Home Company” means the BOC Group Inc., a Delaware Corporation; (where we refer to The BOC Group Inc in this schedule we may also use the “Company”, “we”, “us” or “our”).

•	“Home Country” means the United States of America;

•	“Host Company” means The BOC Group plc, a company incorporated under the laws of England and Wales; and

•	“Host Country” means the United Kingdom.

Nature and Commencement of Assignment

The Company has agreed to assign you to the Host Company to enable you to undertake the duties of Chief Executive, Industrial and Special Products, of the Host Company, for such period as the Host Company requires (“the Assignment”).

The start date for your Assignment (as defined above) is March 1, 2005 (the “Assignment Start Date”) and is subject to prior receipt of any required work permit,

•	visas for you and the members of your family accompanying you and any other authorizations which may be necessary, and

•	satisfactory medical reports for you and each member of your family accompanying you.

In the event that there is a delay to these formalities it may be necessary to re-arrange the proposed Assignment Start Date.

Duration and Location

Subject to the provisions of the Agreement and of this Schedule,the Assignment shall last for such period as the Host Company requires. During the assignment your office location will be Chertsey Road, Windlesham, United Kingdom or such other location within a 50-mile radius of Windlesham as the Host Company may from time to time require and you will report to Mr A E Isaac, Chief Executive. Subject to earlier termination under the applicable terms of the Agreement, and to the notice requirements under the Agreement, the Assignment is expected to be for a period of 3 years from the Assignment Start Date, but this period may be varied subject to mutual agreement between you, the Home Company and the Host Company.

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Remuneration

Your notional base salary will be £300,000 per annum converted to US$ at the company exchange rate.

Your assignment salary has been calculated using a market rate approach and will be £300,000 with effect from March 1, 2005 (the “Assignment Salary”) and will be made after prior deduction of Host Country tax at the appropriate marginal rate.

Although we are not obliged to increase the Assignment Salary, it will be reviewed annually on 1 January and from time to time.

You will also be paid an assignment allowance for three years with effect from 1 March 2005 and will initially be set at £75,000 per annum will be made after prior deduction of Host Country tax at the appropriate marginal rate. The amount of such allowance will be reviewed every six months to take account of price movements and changes in the US Dollar/ sterling exchange rates.

Bonus

Your existing bonus arrangements will continue as specified in the Agreement, but will be based on the Assignment Salary, and will be made after prior deduction of Host Country tax at the appropriate marginal rate.

Tax advice

At the Host Company’s expense, both at the beginning and at the end of the Assignment, you will obtain tax advice from our nominated supplier with respect to the relevant tax obligations. During the Assignment, the Host Company will pay for relevant tax preparation assistance through our nominated supplier.

Subject to any local restrictions you may choose how you split the payment of the Assignment Base Salary between Home Country and Host Country currency.

Travel Arrangements

The Host Company will provide you and the accompanying members of your family with annual business class return air tickets to your Home Country.

Medical Cover

For the duration of the Assignment you and the eligible members of your family will continue to be enrolled in the US Comprehensive Medical and Dental Plan. Any medical or dental costs not covered under these schemes, or under any Host Country scheme in which you participate in accordance with the following paragraph, will be to your own account. Your personal contribution for these plans will continue to be deducted from that part of your Assignment Salary paid in your Home Country.

For the duration of the Assignment you will also be eligible to participate in the UK private medical insurance scheme, subject to the rules of such scheme from time to time.

In the event of the death or serious illness of a member of your or your partner’s immediate family, the Host Company will provide you and, if necessary, members of your accompanying family, with a business class return air fare for compassionate leave.

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Relocation and Repatriation

The Host Company will provide business class air fares for you, and the members of your accompanying family, between your Home Country and Host Country on taking up the Assignment, and back upon early termination of the Assignment, or upon the termination of your employment, if your employment is terminated by the Company, unless such termination occurs under Clause 17 of this Agreement. The cost of shipping a reasonable quantity of personal effects to the Host Country and their return will also be covered.

The Host Company will pay to you a relocation allowance at the beginning and end of the Assignment (including where your employment is terminated other than under Clause 17 of the Agreement) equivalent to one month’s Base Salary. This is intended to cover incidental expenses such as mail-diversion, movement of personal effects, etc.

Host Country Housing

For the period of the Assignment the Host Company will provide you with an accommodation allowance of £7,000 per month and a Utilities and Furniture Allowance of £1,000 per month both of which will be made after prior deduction of Host Country hypothetical tax at the appropriate marginal rate.

You are responsible for the provision of soft furnishings including linen, kitchenware, crockery, glassware and minor electrical equipment.

You are also responsible for all utility costs related to that property including, electricity, water, telephone and any local housing taxes (those that are not paid by the landlord).

Home Country Housing

Neither the Host Company nor the Home Company assumes any responsibility for the disposal, renting, maintenance or any other matter relating to any real property that you may own, rent or purchase in your Home Country or elsewhere.

Car

The Host Company will provide you with a car in accordance with their Car Scheme and Car Holders Guide from time to time, which are set out and available to you on their Intranet site. You may elect instead to receive a monthly cash allowance in lieu of a motorcar.

You will observe the provisions and conditions of any policy of insurance and the Car Scheme and Car Holders Guide in force from time to time.

Children’s Education

For the period of the Assignment the Host Company will pay for private schooling (including transportation to and from school) in your Host Country, for your child, as agreed with your Host Company. In the event that the Assignment is terminated by the Host Company after the commencement of a school year, then the Host Company will continue to pay for private schooling for your children until the conclusion of that school year.

Home Country-Specific Terms and Conditions

You will continue to be eligible for U.S. retirement, savings investment, and all other benefit plans for which you were eligible if you were not on assignment except where this would be inconsistent with any fiscal or regulatory provisions. Your salary for pensions purposes will be your base salary and bonus converted to US$.

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The salary for the purposes of this paragraph will be adjusted in line with any increases to your base salary from time to time.

During the Assignment you will continue to be covered by the BOC Group Personal Accident and Injury Scheme.

Completion of Assignment

It is the Company’s intention that on completion of the Assignment, you will move on to a position which will enable you to continue to develop your career and where BOC can benefit from the skills and experience.

Should you return to your Home Country following successful completion of the Assignment you will revert to your Home Company terms and conditions of employment as set out in the contract of employment (but subject to your base salary for the time being), and the additional benefits associated with your assignment will cease to apply. Alternatively you may be offered another role in another country or be offered a role in the Host Company on Host Company terms and conditions of employment.

In extreme circumstances it may not be immediately possible to offer you an appropriate on-going position at the end of the assignment. If this is the case you will be guaranteed employment from the date of your return to your Home Company at your then base salary and on the standard Home Company terms and conditions for the lesser of six months or until you secure another position with the Company. During this period every effort will continue to be made to place you in a suitable on-going position.

In the event that no suitable on-going employment opportunity has been found at the end of six months, normal severance and notice conditions will apply, as defined in the Key Terms.

Early Termination of Assignment

The Assignment may be terminated early if:

•	you give not less than 6 months‘ written notice to your Host Company, or

•	your Host Company gives written notice to you to take effect either immediately or at any time stated in the notice if in the absolute discretion of your Host Company, for any reason (including, but not limited to sickness or other incapacity), it is impracticable or undesirable for the assignment to continue;

On early termination of the assignment by the Host Company:

•	repatriation arrangements will apply as if the Assignment has been completed, and

•	you will be reimbursed for unavoidable expense incurred as a result of termination for a maximum period of 3 months from repatriation, and

•	your Home Company will use reasonable endeavours to offer you an appropriate on-going position in your Home Country.

In extreme circumstances it may not be immediately possible to offer you an appropriate on-going position on early termination of the appointment. If this is the case you will be guaranteed employment from the date of your return to your Home Company at your then notional salary and on the standard Home Company terms and conditions for the lesser of six months or until you secure another position with the Company. During this period every effort will continue to be made to place you in a suitable on-going position.

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In the event that no suitable on-going employment opportunity has been found at the end of six months, normal severance and notice conditions will apply, as defined in the Key Terms.

Where termination results from notice given by you or in accordance with Clause 17 of this Agreement, you will be responsible for all arrangements and costs associated with your repatriation.

Directorships

You agree that upon completion or termination of your assignment for any reason you will, on request by the Host Company, immediately resign all Directorships in the Host Company, and will sign all necessary forms for such purpose.

Relocation Costs

If, on or before the December 1 March 2008, you localise to the UK in accordance with the terms of the International Assignment Policy, the Host Company will directly reimburse you for the following costs incurred as a result of such relocation from Murray Hill, New Jersey to the UK:

a)	Sales costs in the US – closing costs, legal fees, realtor fees.

b)	Transfer costs – transfer and storage

c)	Purchase Costs in the UK – survey fees, legal and search fees, stamp duty, mortgage arrangement fees, mortgage indemnity fees

d)	Disturbance Allowance – A sum equivalent to one months net base salary will be paid to cover furnishings etc

Modifications to Existing Terms and Conditions

Throughout the assignment you will remain an employee of the Home Company but once you commence the Assignment, your terms and conditions of employment are supplemented by the terms of this letter and attachments.

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IN WITNESS whereof this Agreement has been signed by or on behalf of the parties to it on the day and year first before written.

Signed by	/s/ A E Isaac

for and on behalf of
the Company
in the presence of:

Witness	/s/ C A Hunt

Name	Carol Anne Hunt

Address

I CONFIRM THAT I have read and understood Sections 1 and 2, and Schedule 1, and on that basis I accept the terms and conditions contained in this Agreement.

Signed by you	/s/ J K Masters

In the presence of:

Witness	/s/ C A Hunt

Name	Carol Anne Hunt

Address

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20 June 2005

Rebecca McDonald
BHP Billiton
Neat House Place
London SW1V 1LH

Dear Rebecca

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc (“the Company”). Nick Deeming, Company Secretary, will be in touch shortly to make arrangements with you for your induction programme:

1.	Term of Office

Your appointment as a non-executive director of the Company is effective from 1 July 2005 for an initial three year term and is on the terms, and subject to, the conditions of the Company’s Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles, but will in any event conclude on 30 June 2008. At that time, however, it may be agreed by you and the Board that you continue for a second term. At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month’s written notice.

You will be required to stand for re-election by the shareholders at the next Annual General Meeting which is to be held on 27 January 2006 and at regular intervals as determined by the retirement by rotation requirements of the Company’s Articles of Association.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.	Duties

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for the remainder of 2005 and for 2006 are attached (Appendix 1). You will note that at least one board meeting each year is held at an overseas BOC site location. The remaining meetings are held at the corporate head office in Windlesham. The Annual General Meeting is normally held at the end of January.

You are invited to become a member of the Remuneration Committee which meets immediately prior to most Board meetings and, sometimes, additionally at the end of November. I would also invite you to join the Audit Committee which meets four times a year and the Nomination Committee which meets on an ad hoc basis as required but in any event at least once a year.

We would anticipate a time commitment of a minimum of 20 days per annum after your induction programme, to enable you to fulfil your duties. You have indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments. Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

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At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.	Fees and Expenses

Non-executive director fees will be paid at the rate of £40,000 per annum of which £10,000, after tax, will, pursuant to an agreed process, be invested in The BOC Group plc Ordinary shares. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.	Independent Professional Advice

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.	Confidential Information

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another’s benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company’s request, provide such reasonable assistance as is required to deal with such an event.

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All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.	Regulatory Requirements

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors’ Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 24 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors’ Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.	Data Protection Act

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.	Directors' Qualification Shares

Pursuant to the Company’s Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company’s securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, JP Morgan Cazenove Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.	Dealing in BOC Securities

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 20 and 21 of the enclosed Directors’ Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a ‘Request for Permission to Deal in the Securities of The BOC Group plc’ form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 2 working days from receipt of the permission. If you delay by more than 2 working days, you must reapply for permission to deal.

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As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company’s securities. As we go into a close period on 1 July, you should be aware that the next open period for dealing will be from 3 August to 30 September 2005.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the ‘Notification of Dealing in Securities of The BOC Group plc’ form enclosed. This information will be used to make the necessary notification to a regulatory information service as required by the UKLA Listing Rules.

10.	Notices

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company’s registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)	if hand delivered, at the time of delivery; or

(b)	if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c)	if sent by post, two days after posting (excluding weekends and public holidays).

11.	Governing Law

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

/s/ Rob Margetts

Chairman
encs

I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.

Signed:	/s/ Rebecca McDonald	Date: 27 June 2005
Rebecca McDonald

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23 January 2005

Mr Matthew F C Miau

Dear Matthew

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc (“the Company”):

1.	Term of Office

Your appointment as a non-executive director of the Company was effective from 23 January 2002. Having now served an initial three year term, I confirm that you will serve for a further three year term, on the terms, and subject to, the conditions of the Company’s Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles but will in any event conclude on 23 January 2008.

You will remain subject to the retirement by rotation regulations requiring you, if agreed by you and the Board, to stand for re-election by the shareholders at certain intervals determined in accordance with the Company’s Articles.

At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month’s written notice.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group other than the joint venture BOC Leinhwa Industrial Gases Company Limited or any other company within that joint venture group of companies.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.	Duties

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

You will remain a member of the Audit Committee which meets four times a year and a member of the Nomination Committee which meets on an ad hoc basis but at least once a year and a member of the Remuneration Committee that meets six times a year.

We would anticipate a time commitment of a minimum of 20 days per annum to enable you to fulfil your duties. You have previously indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments. Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

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At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.	Fees and Expenses

At the date of this letter the non-executive director fees are paid at the rate of £40,000 per annum. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.	Independent Professional Advice

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.	Confidential Information

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another’s benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company’s request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

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6.	Regulatory Requirements

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors’ Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 22 of the Directors’ Reference Binder.

7.	Data Protection Act

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.	Directors' Qualification Shares

Pursuant to the Company’s Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person).

9.	Dealing in BOC Securities

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 18 and 19 of the Directors’ Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a ‘Request for Permission to Deal in the Securities of The BOC Group plc’ form. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company’s securities. The Open Period dates are given in section 17 of the Directors’ Reference Binder.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the ‘Notification of Dealing in Securities of The BOC Group plc’ form. This information will be used to make the necessary notification to a Regulatory Information Service as required by the UKLA Listing Rules.

10.	Previous Agreements

This letter agreement is in substitution for all previous agreements / arrangements between you and the Company, in particular that dated 23 January 2002, and this letter agreement records the true and full position as at the date hereof.

11.	Notices

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company’s registered office. Notices served by the Company on you will be sent to your last known address.

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Notices will be deemed to have been served:

(a)	if hand delivered, at the time of delivery; or

(b)	if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c)	if sent by post, two days after posting (excluding weekends and public holidays).

12.	Governing Law

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

/s/ R Margetts

Chairman
encs

I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.

Signed:	/s/ M F C Miau	Date: 23/1/2005
M F C Miau

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